SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.   20549


                           FORM 8-K


                        CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                          October 16, 1996
               Date of Report (Date of earliest event reported)


                      AMERICAN OILFIELD DIVERS, INC.
           (Exact name of Registrant as specified in its charter)


   LOUISIANA                    0-22032           72-0918249
(State or other jurisdiction  (Commission       (I.R.S. Employer
         of incorporation)    File Number)     Identification Number)




                     130 East Kaliste Saloom Road
                       Lafayette, Louisiana 70508
          (Address of principal executive offices) (Zip Code)




                          (318) 234-4590
         (Registrant's telephone number, including area code)



                           Not Applicable
        (Former name or former address, if changed since last report)

Item 5.   Other Events.

     On October 16, 1996, American Oilfield Divers, Inc. ("Registrant") announced the extension to October 30, 1996 of the offer by AOD Acquisition Corp., a wholly-owned subsidiary of the Registrant ("AOD Acquisition"), to purchase for cash all of the outstanding common shares of Hard Suits, Inc. ("Hard Suits"), a Canadian company (the "Offer").

     On October 18, 1996, AOD Acquisition announced that it had increased its Offer from CDN $1.50 to CDN $1.65 and offered to Hard Suits a CDN $500,000 line of credit. On October 22, 1996, AOD Acquisition announced that it had offered to increase the line of credit to CDN $1,000,000.

Item 7.   Financial Statements and Exhibits.

(a)  No financial statements are filed with this report.

(b)  Exhibits.

     99.1 Press release issued by the Registrant on October 16, 1996 announcing that a subsidiary of the Registrant extended to October 30, 1996 its offer to purchase for cash all of the outstanding common shares of Hard Suits.

     99.2.Press release issued by the Registrant  on October
          18,  1996  announcing  that  a  subsidiary of  the
          Registrant increased its offer to purchase for cash all of the outstanding common shares of Hard Suits and offered to Hard Suits a CDN $500,000 line of credit.

     99.3 Press release  issued by the Registrant on October
          22, 1996 announcing that a subsidiary of the Registrant offered to increase to $1,000,000 its line of credit to Hard Suits.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              By:  /s/ Cathy M. Green
                                  ________________________
                                       Cathy M. Green
                                    Vice President - Finance
                                    and Chief Financial Officer

Dated: October 28, 1996